SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           COMPAQ COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    76-0011617
     (State  or Other Jurisdiction of                     (IRS Employer
     Incorporation  or Organization)                    Identification No.)

           20555  S.H.  249
            HOUSTON,  TEXAS                                    77070
 (Address of Principal Executive Offices)                   (Zip  Code)


               COMPAQ COMPUTER CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                Thomas C. Siekman
               Senior Vice President, General Counsel & Secretary
                           Compaq Computer Corporation
                                 20555 S.H. 249
                              Houston, Texas 77070
                     (Name and Address of Agent for Service)

                                 (281) 370-0670
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES     AMOUNT TO BE  PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
 TO BE REGISTERED        REGISTERED    OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
                                        PER SHARE (1)        PRICE (1)          FEE (1)
-------------------  ---------------  ----------------  ------------------  ------------
Compaq Computer          1,385,420    $          15.14  $       20,975,259  $   5,831.12
Corporation Common        shares
Stock, par value
0.01 per share


(1)     As  of the date hereof, options to purchase all of the shares registered hereunder under the 1998 Plan were outstanding at an average exercise price of $15.14 per share.  Compaq assumed these options in its acquisition of Shopping.com.  The registration fee for the foregoing shares is  based  upon  the  exercise  price.

The  purpose  of  this  Registration Statement is to register, pursuant to Instruction E to Form
S-8,  1,385,420  additional shares of Common Stock, par value $.01 per share, of Compaq Computer
Corporation  ("Common  Stock")  under the Registrant's 1998 Stock Option Plan.  Shares under the
1998  Plan  were  previously  registered  on  Form S-8 (Registration No. 333-56677) filed by the
Registrant  with  the  Securities  and  Exchange  Commission.    The Registration Statement will
become  effective  upon  filing  in  accordance  with  Rule  462(a)  under  the  Securities Act.

PART  II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     Compaq Computer Corporation (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(b)          The  Company's  Current Reports on Form 8-K dated January 11, 1999;
             January 21, 1999; January 26, 1999; January 27, 1999; and February 16, 1999;March 11, 1999, and

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A.

(d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM  4.     DESCRIPTION  OF  THE  SECURITIES

     The securities being registered hereby are shares of common stock, par value $0.01 per share, of Compaq Computer Corporation.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     The legality of the common stock offered in this Registration Statement will be passed upon for the Registrant by Linda S. Auwers, Vice President and Associate General Counsel of the Registrant. Ms. Auwers has options to purchase Company common stock, owns shares of Company common stock as a participant in an employee benefit plan, and is eligible to participate in the Company's Deferred Compensation and Supplemental Savings Plan.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation-a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     The Company's Bylaws provide for indemnification of directors and officers of the Company against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

     The Company has in effect directors' and officers' liability insurance with a limit of $100 million and fiduciary liability insurance with a limit of $25 million. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

- any breach of the director's duty of loyalty to the corporation or its stockholders,

- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

- payment of unlawful dividends or unlawful stock purchases or redemptions, or

- any transaction from which the director derived an improper personal benefit.

     The Company's Restated Certificate of Incorporation limits the personal liability of a director of the Company and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.  EXHIBITS

     See  Index  to  Exhibits.

ITEM  9.  UNDERTAKINGS

     1.     The  undersigned  Registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed the dollar value that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on March 16, 1999.

                              COMPAQ  COMPUTER  CORPORATION


                              By:     /s/  Linda  S.  Auwers
                                      ----------------------
                                           Linda  S.  Auwers,  Vice  President
                                           and  Associate  General  Counsel

     We, the undersigned officers and directors of Compaq Computer Corporation, do hereby constitute and appoint Eckhard Pfeiffer, Earl L. Mason and Thomas C. Siekman, or any one of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Company's registration statements on Form S-8 regarding the Company's 1998 Stock Option Plan, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.

Signature                  Title                                Date
-------------------------  -----------------------------------  --------------

/s/ Eckhard Pfeiffer       President, Chief Executive Officer   March 16, 1999
-------------------------  and Director (principal executive
(Eckhard Pfeiffer)         officer)


/s/ Earl L. Mason          Senior Vice President and            March 16, 1999
-------------------------  Chief Financial Officer (principal
(Earl L. Mason)            financial and accounting officer)


/s/ Benjamin M. Rosen      Chairman of the Board of Directors   March 16, 1999
-------------------------
(Benjamin M. Rosen)


/s/ Lawrence T. Babbio     Director                             March 16, 1999
-------------------------
(Lawrence T. Babbio)


/s/ Judith Craven          Director                             March 16, 1999
-------------------------
(Judith Craven)

                                      5

/s/ Frank P. Doyle         Director                             March 16, 1999
-------------------------
(Frank P. Doyle)


/s/ Robert Ted Enloe III   Director                             March 16, 1999
-------------------------
(Robert Ted Enloe, III)


/s/ George H. Heilmeier    Director                             March 16, 1999
-------------------------
(George H. Heilmeier)


/s/ Peter N. Larson        Director                             March 16, 1999
-------------------------
(Peter N. Larson)


/s/ Kenneth L. Lay         Director                             March 16, 1999
-------------------------
(Kenneth L. Lay)


/s/ Thomas J. Perkins      Director                             March 16, 1999
-------------------------
(Thomas J. Perkins)


/s/ Kenneth Roman          Director                             March 16, 1999
-------------------------
(Kenneth Roman)


/s/ Lucille S. Salhany     Director                             March 16, 1999
-------------------------
(Lucille S. Salhany)

                                  EXHIBIT INDEX

Exhibit
-------

5.1      Opinion  of  Linda  S. Auwers,  Vice President  and  Associate  General
         Counsel of the Registrant, regarding the legality of the Securities being registered.

23.1     Consent  of  Linda  S.  Auwers,  Vice  President  and Associate General
         Counsel  of  the  Registrant, is  included  in  the  opinion  filed  as
         Exhibit  5.1  to  this  Registration  Statement.

23.2     Consent  of  PricewaterhouseCoopers  LLP,  Independent  Accountants.

24.1 Powers of Attorney are included on the signature page of this Registration Statement.